SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )  Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  E-Z-EM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(x) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                                  E-Z-EM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 19, 1999

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware corporation (the "Company"), will be held at the Milleridge Inn, Jericho, New York, on October 19, 1999 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect two Class III directors, each to serve for a term of three years;

     2.   To approve an amendment to the 1983 Stock Option Plan;

     3. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 3, 2000;

     4. To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on August 31, 1999 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

PETER J. GRAHAM, Secretary

Westbury, New York
Dated:  September 20, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.

                                  E-Z-EM, INC.
                                 717 MAIN STREET
                          WESTBURY, NEW YORK 11590-5021

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                             MEETING OF STOCKHOLDERS

                                OCTOBER 19, 1999

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Milleridge Inn, Jericho, New York, on Tuesday, October 19, 1999 at 10:00 a.m., or at any adjournment thereof.

     The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is September 20, 1999.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549 and at certain of the Commission's regional offices. Copies of such documents may be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, such material and other information concerning the Company can be inspected at the American Stock Exchange, on which exchange shares of the Company's securities are listed.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----


Summary of Proxy Statement..........................................      1

Record Date and Voting Securities...................................      1

Voting of Proxies...................................................      1

Security Ownership..................................................      2

Election of Directors...............................................      4
     Nominees.......................................................      4
     Meetings.......................................................      6
     Executive Compensation.........................................      7

Compensation and Stock Option Committee Report......................     12

Certain Transactions................................................     15

Section 16 (a) Beneficial Ownership Reporting Compliance............     15

Amendment to the 1983 Stock Option Plan.............................     15

Ratification of Appointment of Independent Auditors.................     17

Annual Report.......................................................     18

Stockholder Proposals...............................................     18

Other Matters.......................................................     18

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information and financial statements contained in the Proxy Statement. Certain capitalized terms used in this summary are defined in the Proxy Statement.

     The principal offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021, (516) 333-8230.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     Two of the Company's seven directors are to be elected at the Annual Meeting. Each of the directors will serve until the 2002 Annual Meeting of Shareholders and until, in each case, his successor is duly elected and qualified.

                     AMENDMENT TO THE 1983 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     Shareholders are being asked at the Annual Meeting to approve an amendment to the 1983 Stock Option Plan (the "1983 Plan") to increase the number of shares of the Company's Common Stock for which options may be issued by 800,000 and raise the total amount authorized under the 1983 Plan from 1,817,974 to 2,617,974.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     Shareholders are also being asked at the Annual Meeting to ratify the appointment of Grant Thornton LLP, certified public accountants, as the independent auditors for the Company for the 2000 fiscal year.

                        RECORD DATE AND VOTING SECURITIES

     As of the close of business on August 31, 1999, the record date (the "Record Date"), there were 4,035,346 outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders") will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

     Additionally, the Company had 6,037,344 shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are nonvoting shares.

                                VOTING OF PROXIES

     Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the amendment to the 1983 Plan; (iii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 3, 2000 (the "2000 Fiscal Year"); and (iv) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of the Record Date, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common Stock:

       Name and Address of                    Shares                Percent of
         Beneficial Owner               Beneficially Owned            Class
         ----------------               ------------------            -----


Howard S. Stern,....................        956,412                    23.7
Chairman of the Board,
President, Chief Executive
Officer, Director
717 Main Street
Westbury, NY  11590

Betty S. Meyers,....................        820,806                    20.3
401 Emerald Street
New Orleans, LA  70124

David P. Meyers,....................        311,551 (1)                 7.7
Director
1220 Pasadena Avenue
Atlanta, GA  30306

Jonas I. Meyers,....................        311,551 (2)                 7.7
904 Oakland Avenue
Ann Arbor, MI  48104

Stuart J. Meyers,...................        311,551 (3)                 7.7
434 Bellaire Drive
New Orleans, LA  70124

Dimensional Fund Advisors, Inc.,....        222,475                     5.5
1299 Ocean Avenue
Santa Monica, CA  90401

Wellington Management Company,......        219,258                     5.4
75 State Street
Boston, MA  02109

----------
(1) Includes 154,801 shares in which David P. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(2) Includes 154,801 shares in which Jonas I. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(3) Includes 154,801 shares in which Stuart J. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.


     The following table sets forth information, as of Record Date, as to the beneficial ownership of the Company's voting Class A and nonvoting Class B Common Stock, by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                                                        Class A                                    Class B
                                                             --------------------------                -----------------------------
                                                                Shares          Percent                   Shares            Percent
     Name of                                                 Beneficially         of                   Beneficially           of
  Beneficial Owner                                             Owned (1)         Class                   Owned (2)           Class
  ----------------                                           ------------       -------                ------------         -------
Howard S. Stern, ...................................             956,412           23.7                  1,256,164           20.5
Chairman of the Board,
President, Chief Executive
Officer, Director

David P. Meyers, ...................................             311,551(3)         7.7                    614,439(4)        10.2
Director

Arthur L. Zimmet, ..................................              28,750              *                     90,784            1.5
Senior Vice President

Robert M. Topol, ...................................              25,291              *                     66,933            1.1
Director

Paul S. Echenberg, .................................               2,291              *                     76,497            1.3
Chairman of the Board of
E-Z-EM Canada, Director

Donald A. Meyer, ...................................              19,470              *                     44,462              *
Director

James L. Katz, .....................................               2,316              *                     55,763              *
Director

Dennis J. Curtin, ..................................               2,052              *                     53,382              *
Vice President

Eamonn P. Hobbs, ...................................                  50              *                     39,604              *
Vice President

Michael A. Davis, M.D., ............................                None              *                     39,836              *
Medical Director/Technical
Director, Director

Joseph J. Palma, ...................................                None              *                     27,974              *
Vice President

All directors and executive
 officers as a group (17
 persons) ..........................................           1,348,183(3)        33.4                  2,490,988(4)        37.5

----------

*    Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the Record Date as follows: Robert M. Topol (1,791), Paul S. Echenberg (1,791), Donald A. Meyer (1,791), James L. Katz (1,791) and all directors and executive officers as a group (7,164).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from Record Date as follows: Howard S. Stern (78,786), Arthur L. Zimmet (50,884), Robert M. Topol (41,041), Paul S. Echenberg (74,807), Donald A. Meyer (18,869), James
     L. Katz (52,952), Dennis J. Curtin (50,556), Eamonn P. Hobbs (39,595), Michael A. Davis, M.D. (39,836), Joseph J. Palma (27,974) and all directors and executive officers as a group (601,450).

(3) Includes 154,801 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares.

(4) Includes 201,014 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares. Also includes 190,035 shares owned by a partnership which Mr. Meyers has an interest in.

                        PROPOSAL I--ELECTION OF DIRECTORS

                                    NOMINEES

     The Board of Directors consist of seven directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Meeting, the Stockholders will elect two Class III directors each of whom will hold office until the Annual Meeting of Stockholders to be held in 2002 and until their successors are duly elected and qualified. The Class I directors and Class II directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The term of each of the current Class III directors expires at the Meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the Nominees and certain information concerning them are set forth below:

Nominees to Class III of the Board of Directors

                                                                     First Year
                                                                       Became
       Name                Principal Occupation              Age      Director
       ----                --------------------              ---      --------

Howard S. Stern         Chairman of the Board,                68         1962
                        President and Chief Executive
                        Officer of the Company

David P. Meyers         Founder, President and Chief          35         1996
                        Executive Officer of MedTest
                        Express, Inc.

     HOWARD S. STERN, age 68, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of the Company since 1997. From 1990 to 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer. Mr. Stern is also a director of ITI Medical Technologies, Inc. The Company has an investment in ITI Medical Technologies, Inc.

     DAVID P. MEYERS, age 35, has been a director of the Company since 1996. He is the founder of MedTest Express, Inc., an Atlanta, Georgia provider of contracted laboratory services for home health agencies, and has served as its President, Chief Executive Officer and Director since 1994.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

The following Class I and II Directors will continue on the Board of Directors for the terms indicated:

Class I Directors
(Term Expiring in 2000):

     JAMES L. KATZ, CPA, JD, age 63, has been a director of the Company since 1983. He is a founder and managing director since its organization in 1995 of Chapman Partners LLC (investment banking). Previously, he had been the co-owner and President of Ever Ready Thermometer Co., Inc. from its acquisition in 1985 until its sale in 1994. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, including that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc., Lakeshore Medical Fitness, LLC and ELPAS North America, Inc.

     MICHAEL A. DAVIS, M.D., age 58, has served as Medical Director/Technical Director and Director of the Company since 1997, and previously served as Medical Director and Director of the Company from 1995 to 1996, and as Medical Director from 1994 to 1995. He has been Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center since 1980. He is also the President, Chief Executive Officer and Director of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., since February 1999. He is also a director of MacroChem Corp.

Class II Directors
(Term Expiring in 2001):

     PAUL S. ECHENBERG, age 55, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He is the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and Director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He is also a director of Lallemand Inc., ISG Technologies, Inc., Benvest Capital Inc., Colliers MacAuley Nicholl, Huntington Mills (Canada) Ltd., ITI Medical Technologies, Inc., Flexia Corporation, Fib-Pak Industries Inc. and Shirmax Fashions Ltd. The Company has investments in ISG Technologies, Inc. and ITI Medical Technologies, Inc.

     DONALD A. MEYER, age 65, has been a director of the Company since 1968. He is currently an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana.

     ROBERT M. TOPOL, age 74, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services). He is also a director of First American Health Concepts, Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York - Purchase, and Redstone Resources Inc.

                                    MEETINGS

     The Board of Directors held four regular meetings and three special meetings by conference call during the 1999 Fiscal Year. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all Board meetings during the 1999 Fiscal Year, except that Messrs. Meyer and Topol each missed one meeting and Mr. Katz missed three meetings.

     The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

     The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg, Katz and Topol. The Executive Committee did not meet during the 1999 Fiscal Year.

     The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz and Topol. The Audit Committee met once during the 1999 Fiscal Year.

     The Nominating Committee recommends to the Board nominees for election to the Board. The members of the Nominating Committee are Messrs. Meyer and Topol. The Nominating Committee did not meet during the 1999 Fiscal Year.

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Meyer and Katz. During the 1999 Fiscal Year, the Compensation Committee met four times.

     The Board of Directors created a Finance Committee in 1995. Its members are Messrs. Topol and Katz. The Finance Committee did not meet during the 1999 Fiscal Year.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation for services, in all capacities for 1999, 1998 and 1997, of those persons who were, at the end of 1999, Chief Executive Officer ("CEO") (Howard S. Stern) and each of the four most highly compensated executive officers of the Company other than the CEO (collectively, the "Named Executive Officers"):


                                                          Annual Compensation               Long Term Compensation
                                                    -------------------------------  -----------------------------------
                                                                                               Awards            Payouts
                                                                                     --------------------------  -------
                                                                           Other
                                                                           Annual    Restricted                            All Other
    Name and                                                              Compensa-     Stock       Options        LTIP    Compensa-
    Principal                              Fiscal    Salary       Bonus    tion (1)    Awards   ---------------  Payouts   tion (4)
    Position                                Year      ($)          ($)      ($)         ($)     # (2)    # (3)     ($)        ($)
    ---------                              ------   --------    --------  ---------  ---------- -----   -------  -------   ---------

Howard S. Stern, .......................... 1999    $250,000     $83,250    None        None    None      .2273    None     $15,404
Chairman of the Board,                      1998     250,000      61,874    None        None    None      .2273    None      19,609
President and Chief                         1997     250,000      11,538    None        None    None     8.5227    None       7,090
Executive Officer

Arthur L. Zimmet, ......................... 1999    $165,000     $54,945    None        None    None      None     None     $ 9,264
Senior Vice President                       1998     155,000      40,283    None        None    None      None     None       8,069
                                            1997     153,000       7,062    None        None    None      None     None       7,380

Eamonn P. Hobbs, .......................... 1999    $200,000     $17,481    None        None    None      .2273    None     $ 8,083
Vice President                              1998     195,000      21,923    None        None    None      .2273    None       7,630
                                            1997     176,250       6,058    None        None    None    45.4545    None       7,902

Dennis J. Curtin, ......................... 1999    $160,000     $39,996    None        None    None      None     None     $ 8,956
Vice President                              1998     146,667      38,861    None        None    None      None     None       7,637
                                            1997     144,000       6,646    None        None    None     3.4091    None       7,534

Joseph J. Palma, .......................... 1999    $150,000     $49,950    None        None    None      None     None     $ 9,150
Vice President                              1998     135,000      33,247    None        None    None      None     None       6,052
                                            1997     132,000       3,046    None        None    None      None     None       6,428


----------
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 1999, 1998 and 1997 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 1999, 1998 or 1997 or $50,000; such amounts are, therefore, not reflected in the table.

(2)  Options are exercisable in Class B Common Stock of the Company.

(3) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(4) For 1999, 1998 and 1997, includes for each of the Named Executive Officers the amounts contributed by the Company under the Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For 1999 and 1998, also includes for Howard S. Stern fees of $6,000 and $12,000, respectively, relating to attendance at AngioDynamics directors' meetings.

Option/SAR Grants Table

     The following table forth certain information concerning stock option grants made during 1999 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. All of the options granted during 1999 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company, on the date of grant, and expire in ten years. In accordance with SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company did not grant any stock appreciation rights during 1999.

                                                                                                  Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                        Individual Grants                                       Price Appreciation for Option Term
---------------------------------------------------------------------------------------     ----------------------------------------

                                   Number of     % of Total
                                  Securities       Options                                          5%                    10%
                                  Underlying      Granted to      Exercise                  --------------------   -----------------
                                    Options     Employees in      or Base                   Stock      Potential   Stock   Potential
                                    Granted      Fiscal Year       Price      Expiration    Price        Value     Price     Value
      Name                            (#)            1999          ($/Sh)        Date       ($/Sh)         $       ($/Sh)      $
      ----                        ----------    ------------      --------    ----------    ------     ---------   ------  ---------

Howard S. Stern ................     .2273 (1)       29%(2)      $40,000 (3)   5/28/09     $ 65,156     $  5,717  $103,750  $ 14,489

Arthur L. Zimmet ...............     None

Eamonn P. Hobbs ................     .2273 (1)       29%(2)      $40,000 (3)   5/28/09     $ 65,156     $  5,717  $103,750  $ 14,489

Dennis J. Curtin ...............     None

Joseph J. Palma ................     None



----------

(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company. Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

(2) Represents the percentage of total options granted to employees during 1999 and exercisable in Class B Common Stock of AngioDynamics, Inc.

(3) The options granted during 1999 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc. on the date of grant. A total of 136.36 shares of AngioDynamics' Class B Common Stock may be issued under this plan.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during 1999 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                                          Number of
                                                                         Securities           Value of
                                                                         Underlying          Unexercised
                                                                         Unexercised         In-the-Money
                                                                         Options at          Options at
                                                                        May 29, 1999         May 29, 1999
                                                                             (#)               ($) (1)
                                                                        --------------      -------------

                                        Shares           Value           Exercisable/       Exercisable/
                                     Acquired on        Realized        Unexercisable       Unexercisable
          Name                        Exercise (#)        ($)                (2)                (2)
          ----                       -------------      --------        --------------      --------------
Howard S. Stern ...........              None             None             78,786/             $61,428/
                                                                            None                 None

Arthur L. Zimmet ..........              None             None             50,884/             $33,347/
                                                                            None                 None

Eamonn P. Hobbs ...........              None             None             39,595/             $25,449/
                                                                            None                 None

Dennis J. Curtin ..........              None             None             50,556/             $39,207/
                                                                            None                 None

Joseph J. Palma. ..........              None             None             27,974/             $17,551/
                                                                            None                 None


----------

(1) Options are "in-the-money" if on May 29, 1999, the market price of the stock exceeded the exercise price of such options. At May 29, 1999, the closing price of the Company's Class A and Class B Common Stock was $5.06 and $5.00, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 29, 1999 and the aggregate exercise price of such options.

(2) Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock.

Compensation of Directors

     On an annual basis, directors, who are not employees of the Company, are entitled to directors fees of $15,000, 1,000 shares of the Company's Class B Common Stock, and stock options for 1,000 shares of Class B Common Stock, which vest one year from date of grant. Directors, who are not employees of the Company, are also entitled to a fee of $1,000 for each regular board meeting attended and $250 for each telephonic board meeting attended. Directors, who serve on committees of the Company and who are not employees or consultants of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Employment Contract

     During 1994, the Company entered into an employment contract with Howard S. Stern. This employment contract is for a term of eight years at an annual compensation of $250,000.

Severance Arrangements

     The Company has entered into severance agreements ("Severance Agreements") with the Named Executive Officers (excluding Howard S. Stern) and certain other executive officers and key employees ("Executives").

     Each Severance Agreement provides certain security to the Executives in connection with a change of control. A change of control ("Change of Control") is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a Change of Control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the Executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise.

     If an Executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the Executive other than for good reason (as defined below), during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to accrued but unpaid base salary.

     A termination of employment is for good cause ("Good Cause") under the Severance Agreements if the basis of termination is (i) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) conviction of a crime involving fraud, dishonesty or moral turpitude; or (iii) a material breach of the Severance Agreement or the conditions and requirements of employment.

     Good reason ("Good Reason") exists under the Severance Agreements if there is (i) a significant reduction in the nature or the scope of the Executive's authority and/or responsibility; (ii) a material reduction in the Executives rate of base salary; (iii) a significant reduction in employee benefits; or (iv) a change in the principal location in which the Executive is required to perform services, which significantly increases commuting distance.

     If an Executive's employment with the Company is terminated by the Company without Good Cause or by the Executive for Good Reason, during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to: (i) accrued but unpaid base salary; (ii) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (iii) any benefits accrued under any incentive and retirement plans; (iv) paid medical plan coverage until the earlier of 18 months from termination or the time when the Executive obtains comparable coverage through a new employer; (v) a lump sum payment equal to the unvested portion, if any, of the Executive's 401(k) plan; and (vi) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

Compensation Committee Interlocks and Insider Participation

     From the beginning of fiscal 1999 until September 3, 1998, the Compensation Committee consisted of Howard S. Stern and Donald A. Meyer. On September 3, 1998, Mr. Stern resigned and was replaced by James L. Katz. Mr. Stern has also served as President and Chief Executive Officer since 1997. From 1990 until 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer.

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern. Aggregate rentals, including real estate tax payments, were $154,000 during 1999. The lease term expires in 2004.

     During 1998, the Company entered into a split dollar life insurance arrangement with Howard S. Stern. On an annual basis, the Company makes interest bearing advances of approximately $100,000 toward the cost of such life insurance. Interest on the advances is to be paid to the Company annually. Under a collateral assignment agreement, the proceeds from the underlying life insurance policies will first be paid to the Company to repay the advances it made. If the policies are terminated prior to the death of Mr. Stern or his wife Linda B. Stern (the "insureds"), the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

General

     The Compensation Committee (the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, and administers the Company's stock option plans. The Committee is currently composed of two non-employee directors: Donald A. Meyer and James L. Katz.

Compensation Philosophy

     The primary philosophy of the Company regarding compensation to executive officers is to offer a program which rewards each member of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The compensation policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of the stockholders. The three primary components of executive compensation are base salary, annual performance bonus and stock option awards.

     The key elements of the Committee's executive compensation philosophy include (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e)
establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

Internal Revenue Code Section 162 (m) Considerations

     Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance based compensation." The Company believes that any compensation received by the Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance based compensation", except for a certain de minimus option grant awarded in 1996. Stock options issued pursuant to the Company's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance based compensation." The Company has not established a policy with respect to Section 162 (m) of the Code because the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

     The Company administers an Executive Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain divisional personnel. The bonus pool is determined at the beginning of each fiscal year based on budgeted earnings for the year. Depending upon the Company's financial results as compared to budget, bonuses may or may not be earned during each fiscal year. A discretionary bonus may be awarded if certain performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the Committee. Based upon the Company's achievements during the 1999 Fiscal Year, the Company awarded bonuses ranging up to 33% of base salary to corporate officers under the Bonus Plan for the 1999 Fiscal Year.

Stock Option Agreements

     The Committee views stock options as an important long-term incentive vehicle for its executive officers. The use of stock options ensures that the interest of the Company's executive officers are tied to the interests of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. This promotes a continuing focus on the Company's profitability and stockholder value. The Committee may grant options under the Company's shareholder approved stock option plans. Options are granted at an exercise price equal to the fair market value of the Company's Class B Common Stock on the date of grant. Optionees can receive value from stock option grants only if the underlying Common Stock appreciates in the long-term. Generally, stock options utilize vesting periods ranging from two to nine years to encourage key executives to continue in the employ of the Company. In determining long-term incentive awards, the Committee considers the amount of stock options previously granted to each officer, the officers responsibility, as well as the officer's current performance and contribution to the Company.

Compensation of the Chief Executive Officer

     During the 1999 Fiscal Year, Mr. Stern continued to serve in his dual capacity as Chairman of the Board and Chief Executive Officer and President. The Committee has targeted Mr. Stern's total compensation, including compensation derived from awards of stock options, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. During the 1999 Fiscal Year, no options were granted to Mr. Stern and no options previously granted to Mr. Stern were exercised. During the 1999 Fiscal Year, Mr. Stern's base salary was not adjusted and remained at $250,000. Mr. Stern participates in the Bonus Plan, as outlined above, and received a cash bonus of $83,250 for the 1999 Fiscal Year. Mr. Stern's bonus was ratified by the entire Board of Directors.


                                 THE COMPENSATION COMMITTEE
                                 Donald A. Meyer
                                 James L. Katz

Common Stock Performance

     The following graph compares the cumulative total shareholder return on the Company's Class A and Class B Common Stock with returns on the American Stock Exchange Market Value Index ("AMEX Market Value") and the Standard and Poor's Health Care (Medical Products and Supplies) Index ("S&P Health Care Index"), for the five year period ended May 29, 1999. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1994, and assume all dividends were reinvested.

                                    [GRAPH]

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]




                                                [GRAPHIC OMITTED]

                           Total Return - Data Summary

                                                        Cumulative Total Return
                                    ----------------------------------------------------------
                                    5/94        5/95        5/96      5/97      5/98      5/99
                                    ----        ----        ----      ----      ----      ----
E-Z-EM, INC. - CLASS B (EZM.B)       100         116         307       184       161       116
E-Z-EM, INC. - CLASS A (EZM.A)       100          88         281       167       132       113
AMEX MARKET VALUE (1)                100         112         139       141       168       186
S & P HEALTH CARE INDEX              100         147         200       248       330       413


Graph Produced by Research Data Group, Inc.

----------

(1) As of July 24, 1995 the Company's Common Stock commenced trading on the American Stock Exchange ("AMEX") and ceased being quoted on NASDAQ.

                              CERTAIN TRANSACTIONS

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern, 25% by Betty S. Meyers, a principal shareholder, 2% by other employees of the Company and 46% by unrelated parties, which includes a 25% owner who manages the property. Aggregate rentals, including real estate tax payments, were $154,000 during 1999. The lease term expires in 2004.

     During 1998, the Company entered into split dollar life insurance arrangements with Howard S. Stern (including his spouse) and Betty S. Meyers (the "insureds"). On an annual basis, the Company makes interest bearing advances of approximately $100,000 per insured toward the cost of such life insurance policies. Interest on the advances is to be paid to the Company annually by the insureds. Under collateral assignment agreements, the proceeds from the policies will first be paid to the Company to repay the advances it made. If the policies are terminated prior to the death of the insured, the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds.

     The Company has an unsecured, two-year interest bearing note receivable from Eamonn P. Hobbs, an executive officer of the Company, in the principal amount of $320,000. The outstanding principal and interest matures on September 30, 1999.

     The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $147,000 during 1999.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended May 29, 1999, all of the filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

              PROPOSAL II--AMENDMENT TO THE 1983 STOCK OPTION PLAN

     The Company's Board of Directors has unanimously adopted and recommended for stockholder approval an amendment to the 1983 Stock Option Plan (the "1983 Plan").

     The proposed amendment would modify the 1983 Plan to increase the number of shares of the Company's Common Stock for which options may be issued by 800,000 and raise the total amount authorized under the 1983 Plan from 1,817,974 (previously authorized amount of 1,600,000 plus effect of 3% stock dividends on authorized shares of 217,974) to 2,617,974.

Summary of the 1983 Plan

     The 1983 Plan was adopted by the Board of Directors on August 8, 1983, and approved by the shareholders on August 9, 1983. Currently, a total of 1,817,974 shares of the Company's Common Stock may be issued under the 1983 Plan pursuant to the exercise of options. Approximately 200 officers and key employees of the Company are eligible to receive options under the 1983 Plan. As of the Record Date, options to purchase 17,911 shares of Class A Common Stock and 1,105,365 shares of Class B Common Stock were outstanding under the 1983 Plan, and an aggregate of 663,792 options have been exercised. As of the Record Date, there remained 30,906 options available for grant under the 1983 Plan and, in accordance with existing practices, a substantial portion of these remaining options could be granted in the near future.

     The 1983 Plan provides for the grant of both non-qualified stock options and incentive stock options ("ISO's"). All stock options must have an exercise price of not less than the fair market value of the shares on the date of grant, except that, with respect to ISO's granted to holders of 10% or more of the Common Stock of the Company, the exercise price shall not be less than 110% of the fair market value of such shares. Options granted under the 1983 Plan are exercisable over a period of time determined by the 1983 Plan administrators (but not more than 10 years from the date of grant) and are subject to such other terms and conditions as the administrators may determine. The exercise price of an option may be paid by the optionee in cash or by surrendering previously owned shares of Common Stock of the Company, or by a combination of cash and such shares. Each option granted under the 1983 Plan is non-transferable, other than by will or the laws of descent and distribution. The 1983 Plan also provides that vested options may only be exercised while the optionee is an employee of the Company or within three months thereafter, with certain exceptions. The Board or Compensation Committee may determine other time periods in which an optionee who is no longer an employee of the Company may exercise his or her options. Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock. The 1983 Option Plan terminates on December 31, 2005.

Administration of the Plan

     To the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the "Act") the 1983 Plan shall be administered by the Company's Compensation Committee composed of two or more non-employee members of the Board of Directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 of the Act.

Closing Price of Common Stock

     The market value for a share of Class B Common Stock was $5.00 on August 31, 1999.

Federal Income Tax Consequences

     The ISO's granted under the 1983 Plan are intended to qualify as incentive stock options within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") while the non-qualified stock options granted under the 1983 Plan are intended to be non-qualified options within the meaning of the Code. The following general summary is based upon the Code and does not include a discussion of any state or local tax consequences.

Incentive Stock Options

     An ISO is an option intended to satisfy the requirements of Section 422 of the Code. If an option is treated as an ISO, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option unless the optionee is subject to the alternative minimum tax ("AMT"). Except as set forth below, the Company generally will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the AMT to the optionee. If an optionee holds the shares acquired in the exercise of an ISO for more than two years after the date the ISO is granted or more than one year after the date the ISO shares are transferred to him or her, any gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss, equal to the difference between the sale price and the exercise price and the Company will not be entitled to take a deduction for federal income tax purposes. If the optionee disposes of the shares prior to completion of either of these holding periods, the optionee will have made a "disqualifying disposition" and he or she will recognize ordinary income at the time of disposition and the Company will be entitled to a corresponding deduction.

Non-Qualified Stock Options

     An optionee will generally not recognize any taxable income upon the grant of a non-qualified option and the Company will not be entitled to any corresponding deduction for the grant, because under current Treasury regulations pursuant to Section 83 of the Code, the fair market value of an option at the time of grant is ordinarily not considered to be "readily ascertainable." However, upon exercise of a non-qualified option, an optionee will realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to take a corresponding deduction at that time. The Company must withhold federal income taxes and the optionee's holding period will begin to run at that time. On the sale of the shares acquired upon the exercise of a non-qualified option, an optionee will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be measured by the difference between the sale price and the fair market value of the shares on the date of exercise.

     If an optionee exercises an option and pays some or all of the option price by using previously owned shares of Common Stock of the Company, he will be treated for federal income tax purposes as having exchanged tax free the number of shares of Common Stock surrendered for an equal number of shares acquired upon the exercise of the option. The tax basis of the surrendered shares will carryover to the new shares and the holding period of the new shares will include the holding period of the surrendered shares. The fair market value of the number of shares acquired on exercise of a non-qualified option in excess of the number surrendered will be included in the optionee's income as ordinary income on the date those shares are transferred to him, and the Company will be entitled to a corresponding deduction, and must withhold federal income tax at that time.

     The foregoing summary with respect to federal income tax consequences does not purport to be complete, and reference is made to the applicable provisions of the Code.

     The Board of Directors believes that the 1983 Plan assists the Company in attracting and retaining high-quality employees important to the success of the Company by offering them the opportunity to share in the Company's success, and provides the Company with an effective way of aligning employees compensation with increased stockholder value. The Board believes that an increase in the total number of shares for which options may be issued under the 1983 Plan will allow for the continued availability of options for future grants under the 1983 Plan.

     The proposed amendment to increase the number of authorized shares under the 1983 Plan, if approved by stockholders, would only make such additional authorized shares available for grants on or after October 19, 1999. All future grants and awards under the 1983 Plan are entirely within the discretion of the Compensation Committee and the total future benefits under the 1983 Plan are not at present determinable. Therefore, with respect to such future grants, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the 1983 Plan.

Recommendation of the Board

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1983 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FOR WHICH OPTIONS MAY BE ISSUED UNDER THE 1983 PLAN BY 800,000 AND RAISE THE TOTAL AMOUNT AUTHORIZED UNDER THE 1983 PLAN FROM 1,817,974 TO 2,617,974 SHARES.

                  PROPOSAL III--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 1999 Fiscal Year, as the Company's independent auditors for the 2000 Fiscal Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company.

     The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                                  ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 1999 Annual Report for the 1999 Fiscal Year.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 1999 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW YORK 11590-5021.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 1, 2000.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                                                 PETER J. GRAHAM
                                                    Secretary

September 20, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  E-Z-EM, INC.

                      Proxy--Annual Meeting of Stockholders
                                October 19, 1999

The undersigned, a stockholder of Class A Common Stock, $.10 par value (the "Class A Common Stock") of E-Z-EM, Inc., a Delaware corporation (the "Company"), does hereby appoint Howard S. Stern and David P. Meyers, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at the Milleridge Inn in Jericho, New York, on Tuesday, October 19, 1999, at 10:00 a.m., Local Time, or at any adjournment or adjournments therof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.   ELECTION OF DIRECTORS

     For Howard S. Stern and David P. Meyers as Class III directors:

                                                            TO WITHHOLD AUTHORITY TO VOTE
                               WITHOLD                      FOR ANY NOMINEE(S), PRINT
         FOR ___________       VOTE      ___________        NAME(S) BELOW

                                                            ________________________________


2.   AMENDMENT TO THE 1983 STOCK OPTION PLAN

         FOR ___________       AGAINST ___________          ABSTAIN ___________


3.   RATIFICATION OF APPOINTMENT OF AUDITORS

         FOR ___________       AGAINST ___________          ABSTAIN ___________


To transact such other business as may properly come before the meeting or any adjournment thereof.

Please mark, date and sign exactly as your name appears on this Proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


Signature _________________ Signature ________________________ Date ____________

                               SHAREHOLDERS LETTER


Dear E-Z-EM Shareholder:

Fiscal highlights

Net Earnings Improve Dramatically

I am very pleased to report net earnings for fiscal 1999 of $4,797,000. This was an improvement of $10.8 million compared to last year's loss of $5,967,000. Your Company returned to positive earnings in the last quarter of fiscal 1998 and continued its profitability through four additional quarters of 1999.

E-Z-EM posted record sales for fiscal 1999 of $107,179,000. Operating profit of our Diagnostic Segment quadrupled to over $8 million due to sales growth, increased productivity and lower operating expenses. Operating profit of our AngioDynamics business segment improved by over $6 million from last year's loss of $7.3 million, which included a write-off of over $4.1 million related to cardiovascular products.

Diagnostic Segment

Partnering with Key Players in the Imaging Field

One of our strategies for growth is partnering with key players in the medical field. This approach is based on two forms of a partnering relationship: E-Z-EM offering companies our four decades of radiology marketing expertise for their products; or key industry players providing us with market access for unique, E-Z-EM-developed product technology.

Several years ago we signed an agreement with Pharmacyclics, a company which understood the benefits of capitalizing on E-Z-EM's marketing presence in the imaging field. They are a California-based company that develops contrast agents for Magnetic Resonance Imaging as well as treatments for cancer and cardiovascular disease. The agreement is an example of the first type of partnering relationship mentioned above. It gave us exclusive marketing rights for Citra Vu(TM) Oral Suspension (originally called GADOLITE(R)), a product which helps enhance visualization of the G.I. tract and which nicely complements our line of G.I. diagnostic imaging products. Pharmacyclics, in turn, will depend on us to manufacture and market the product. Citra Vu is currently under FDA review.

As an example of the second type of partnership, General Electric is helping us distribute our PercuPump(R) CT contrast injector with proprietary EDA(TM) (Extravasation Detection Accessory) technology. Ours is the first CT injector that can help detect infiltration of contrast during power injection. We realized the difficulty of entering a field dominated by companies owned by giants like Schering and Mallinckrodt, and were able to forge an alliance with G.E. They are the world leader in CT scanner sales, and have chosen the EDA to be their preferred injector in the United States. This gave immediate credibility to our product and assisted us in placing injectors into sites to which our access may been limited.

As an aside, we received another vote of confidence for our EDA device when it became the CT injector rated highest for 1999 by the influential MDB Information Network (formerly MD Buyline). MDB is considered the "Consumer Reports" of the medical equipment industry. Hospitals and imaging centers subscribe to this service for independent, unbiased evaluation of products based on customer interviews and comprehensive product testing. It is a testimonial to our engineering staff and our sales and marketing teams that we were chosen to receive this accolade.

Recently, E-Z-EM proudly announced another agreement -- this time with Eli Lilly and Company for marketing and distribution of a glucagon diagnostic kit. This injectable product is used for diagnostic procedures of the gastrointestinal tract and for the treatment of severe hypoglycemia in patients with diabetes. By inhibiting gastrointestinal motility, glucagon can improve the quality of upper and lower G.I. studies. It is also widely used for ERCP procedures.

Glucagon is a very small part of Lilly's product line; over the years marketing efforts to radiologists and gastroenterologists have been minimal. They too were looking to leverage their resources by partnering. Using E-Z-EM's marketing and sales experience in G.I. imaging and gastroenterology made more economic sense for them than establishing their own sales group for this niche product.

Product News

This year we added several contrast media products to our line of G.I. imaging products. These products are part of our "solutions-based" approach to selling -- solving problems identified by the marketplace, as we've done for over 37 years.

o Digibar(TM) 190 [Barium Sulfate for Suspension], introduced in the summer of 1999, is a contrast designed specifically to enhance x-ray studies done under digital imaging. It was found that existing contrast media products were yielding less than optimal results with new digital fluoroscopic units. Digibar will help allow practitioners to take full advantage of their sizeable investment in this new technology.

o Banana Smoothie Readi-CAT(R) 2 [Barium Sulfate Suspension] is a very flavorful contrast that is palatable for the patient, and, being barium sulfate based, eliminates the problems associated with iodinated contrast media. Banana Smoothie is the latest in a long line of E-Z-EM CT contrast products that offer the CT suite an alternative to iodine.

o Liquid EnteroVu(TM) [Barium Sulfate Suspension] is a new, convenient liquid form of the powdered product that helped revolutionize small bowel imaging studies when introduced several years ago. As with Digibar, a new type of study -- in this case the "see-through" small bowel examination developed in Canada -- required a new type of contrast media to optimize results.

E-Z-EM Canada Inc.

While E-Z-EM is best known for its presence in the pharmaceutical and medical device field, E-Z-EM Canada is also a highly respected contract manufacturer for the cosmetics industry. Recently, they have expanded their packaging capabilities to include contract work for the defense industry.

This past June, E-Z-EM Canada entered into an agreement with O'Dell Engineering Ltd. of Ontario to commercialize a decontamination lotion for chemical warfare agents. The product line, known as Reactive Skin Decontaminant Lotion (RSDL), is aimed at the defense sector market. RSDL is a decontamination lotion which neutralizes and destroys chemical warfare agents on personnel. It has demonstrated effectiveness against the various families of nerve agents (which include Sarin -- used in the Tokyo subway terrorist attack) and blister agents, which include Mustard and Lewisite. Developed by the Canadian Department of National Defense, the product patent is held by the Canadian government. To date, patents have been issued for RSDL in the United States, Canada and over a dozen European countries.

E-Z-EM, the exclusive worldwide manufacturer of the product, has completed deliveries of an initial order to the Canadian Armed Forces and has shipped an order of US $1.9 million to the Netherlands Armed Forces. Other countries and organizations have recently placed orders to evaluate the new product for use as standard protection for their armed forces.

AngioDynamics Segment

This year, AngioDynamics has begun refocusing its efforts on the business of interventional radiology and away from the cardiovascular marketplace. Products such as our Pulse*Spray(R) delivery systems for dissolving blood clots in veins, arteries and dialysis grafts, and our vascular access devices for accessing the central venous system, are already in place. Additional new products are on the way:

o In February, AngioDynamics received FDA 510(k) clearance to market its VISTAFLEX(TM) stent for the treatment of biliary strictures, a procedure which currently falls within the domain of the interventional radiologist. This stent is manufactured with a high-radiopacity alloy which offers good biocompatibility, flexibility and radial strength.

o AngioDynamics has developed a new line of catheters named ABSCESSION(TM) for drainage of abscesses and other fluid pockets by abdominal and interventional radiologists. FDA has cleared the product line for sale, and initial test marketing is scheduled to start in the fall of 1999. Additionally, we have filed a 510(k) application with FDA to market a biliary drainage version of this catheter line.

Other Initiatives

The Internet is rapidly reshaping the way we all do business. Electronic commerce will become an important means of accessing global markets quickly and efficiently, regardless of a company's size. We are already seeing the healthcare field moving away from paper to an electronically-based industry -- we have witnessed it in radiology with the growth of PACS and digital imaging. As a cost-effective tool, the Internet will level the playing field by allowing companies of any size to globally market their products. Customers all over the world can be served with a few clicks of a mouse.

For E-Z-EM, establishing an Internet presence has become a business priority. This is an endeavor which can require a major commitment of time, people and funds --our goal is to get into the game as quickly and cost-effectively as possible. Aside from setting up a workable web site, there are many issues which need to be addressed. Businesses will worry about angering their dealers. Timely delivery of product to worldwide customers will require re-engineering of many current distribution channels. Eventually, though, these barriers will fall to the powerful lure of the convenience and efficiency of the Web. We want E-Z-EM to be there when they do.

In closing, I would like to note that the progress we've made over the last several years would not have been possible without the continuing contributions and support of our customers, employees, directors and shareholders. And I look forward to reporting in 2000 the positive results of our business strategies and marketing efforts.

Sincerely,


Howard S. Stern
Chairman of the Board
and Acting Chief Executive Officer




The statements made in this document contain certain forward-looking statements that involve a number of risks and uncertainties. Actual events or results may differ from the Company's expectations. In addition to the matters described above, future actions by the FDA, results of pending or future clinical trials, as well as the risk factors listed from time to time in the Company's SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended May 29, 1999, may affect the actual results achieved by the Company.